             SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON,  D.C.  20549

                         FORM  8-K
                        CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 23, 1995



                   FOODARAMA SUPERMARKETS, INC.
        (Exact name of registrant as specified in charter)



   New Jersey              1-5745               21-0717108
(State or other jurisdiction  (Commission     (IRS Employer
   of incorporation)           file number)  Identification No.)



Building 6, Suite 1, 922 Highway 33,  Freehold,  New Jersey 07728
 (Address of principal executive offices)              (Zip code)



Registrant's telephone number, including area code:(908) 462-4700

   Item 5. Other Events


On May 23, 1995 the Registrant sold its two operating supermarket locations in Pennsylvania. While, the assets sold represent less than 10% of total assets, the Registrant deemed this sale to be of importance. The following documents give the details of the transaction.


1.   Asset purchase Agreement, dated April 20, 1995, among
Foodarama Supermarkets, Inc., Shop Rite of Reading, Inc., as
Seller, and Wakefern Food Corp. as Buyer.


2.   Amendment No. 1, dated May 24, 1995, to Asset Purchase
Agreement.

                       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             FOODARAMA SUPERMARKETS, INC.



                             By:\S\ Michael Shapiro
                                 Michael Shapiro
                                 Senior Vice President


Date: July 27, 1995

ASSET PURCHASE AGREEMENT
By                              and Among
FO                     ODARAMA SUPERMARKETS, INC.,
a                        New Jersey corporation,
an                                  d
SH                      OP RITE OF READING, INC.,
a                       Pennsylvania corporation,
as                                Seller
an                                  d
WA                         KEFERN FOOD CORP.,
a                        New Jersey corporation,
as                                Buyer


                              April 20, 1995

TABLE OF CONTENTS

                                                                        Page

ARTICLE I

       SALE AND TRANSFER OF ASSETS

1.1. Sale and Transfer of Assets.......                                  2
1.2. Purchase Price  . . . . . . . . . .                                 4


ARTICLE II

          ASSUMPTION OF LIABILITIES

2.1. Assumption of Liabilities....................                      5
2.2. Accrued Amounts and Reimbursement ...................              6

ARTICLE III

         THE CLOSING
3.1. The Closing..........................................              7

ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF SELLER

4.1.  Organization, Standing and Qualification.........                8
4.2.  Authorization of Agreement.......................                8
4.3.  Corporate Records................................                9
4.4.  Consents of Third Party..........................                9
4.5.  Financial Information............................                9
4.6.  Tax Matters......................................                9
4.7.  Compliance with Laws.............................               10
4.8.  Litigation.......................................               11
4.9.  Leases...........................................               11
4.10. Contracts........................................               13
4.11. Titles to and Use of Properties; Absence of
      Liens............................................               14
4.12. Inventory........................................               14
4.13. Employee Benefits; ERISA Matters.................               14
4.14. Labor Matters....................................               17
4.15. Environmental Matters............................               18
4.16. Insurance........................................               21
4.17. Affiliate Transactions...........................               21

i



                                                              Page

4.18. Absence of Certain Events; No Material Adverse
      Change...........................................         22
4.19. Full Disclosure..................................         22


                                ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF BUYER


5.1.  Organization....................................          23
5.2.  Authorization Of Agreement......................          23
5.3.  Consents of Third Parties.......................          23


                                ARTICLE VI
                    FURTHUR AGREEMENTS OF THE PARTIES


6.1.  Conduct of the Business Pending the Closing......         24
6.2.  Covenants of Buyer...............................         27
6.3.  Access to Information............................         27
6.4.  Publicity........................................         28
6.5.  Casuality or Destruction or Condemnation.........         28
6.6.  Furthur Covenants of Seller......................         30


                               ARTICLE VII

                          CONDITIONS TO CLOSING


7.1.  Conditions Precedent to Obligations of Buyer.....         30
7.2.  Conditions Precedent to Obligations of Seller....         33


                               ARTICLE V111

                             INDEMNIFICATION


8.1.  Survival........................................          34
8.2.  Indemnification by Seller.......................          34
8.3.  Indemnification by Buyer........................          35
8.4.  Indemnification Procedures......................          35
8.5.  Determination of Damages and Related Matters....          36





                                    ii




                                                               Page
                                ARTICLE IX

                               TERMINATION


9.1.  Termination.......................................        36



                                ARTICLE X

                              MISCELLANEOUS


10.1.  Expenses.........................................        36
10.2.  Absence of Brokers...............................        37
10.3.  Waiver...........................................        37
10.4.  Transfer of Taxes................................        37
10.5.  Bulk Sales Requirements..........................        37
10.6.  Notices..........................................        37
10.7.  Governing Law....................................        38
10.8.  Counterparts.....................................        38
10.9.  Headings.........................................        38
10.10. Severability.....................................        38
10.11. Entire Agreement.................................        39
10.12. Amendment and Modification.......................        39
10.13. Binding Effect; Benefits.........................        39
10.14. Assignability....................................        39




















                                   iii





                      LIST OF EXHIBITS AND SCHEDULES


Exhibit  A     Form of Assumption Agreement
Exhibit  B     [Intentionally Omitted]
Exhibit  C     [Intentionally Omitted]

Schedule 1          The Allentown Store
Schedule 2          The Bethlehem Store
Schedule 3          The Leases
Schedule 4          The Fixed Assets
Schedule 5          The Contracts
Schedule 6          Licenses
Schedule 7          Inventory Percentages
Schedule 8          Allocations
Schedule 4.4        Third Party Consents
Schedule 4.5        Financial Statements
Schedule 4.11       Liens
Schedule 4.13       ERISA Matters
Schedule 4.14(a)    Labor Matters
Schedule 4.14(b)    Union Contracts
Schedule 4.14(e)    Employee Complaints, Charges and Claims
Schedule 4.14(g)    Certain Employees
Schedule 4.16       Insurance
Schedule 4.17       Affiliate Transactions
Schedule 6.6        Credit Support for Leases
























                                    iv
                         ASSET PURCHASE AGREEMENT

AGREEMENT made and entered into on this 20th day of April, 1995, by and among FOODARAMA SUPERMARKETS, INC., a New Jersey corporation (IIFSI"), SHOP RITE OF READING, INC., a Pennsylvania corporation and a wholly owned subsidiary of FSI ("SRRI" and, together with FSI, the "Seller"), and WAKEFERN FOOD CORP., a New Jersey corporation (the "Buyer").


                               WITNESSETH:

WHEREAS, Seller currently owns and operates (a) a supermarket located in Allentown, Pennsylvania, which is more particularly described on Schedule 1 hereto (the "Allentown Store"), and (b) a supermarket located in Bethlehem, Pennsylvania, which is more particularly described on Schedule 2 hereto (the "Bethlehem Store" and, together with the Allentown Store, the "Stores", and each, a "Store"); and

WHEREAS, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase from Seller, all of Seller's right, title and interest in the Stores and the machinery, equipment, inventory, leasehold interests and other tangible and intangible assets used in or necessary to the operation of the Stores (the "Business"), as more particularly described in Section 1 below, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, the parties hereto hereby agree as follows:

                                ARTICLE I

                       SALE AND TRANSFER OF ASSETS

1.1. Sale and Transfer of Assets. Upon the terms and subject to the conditions hereinafter set forth, on the Closing Date (as hereinafter defined), Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in, to and under the Stores and all of the assets, properties, rights, contracts and operations of Seller related to or necessary for the ownership or operation of the Business (collectively, the "Store Assets") including, without limitation, the following:

(a) all of Seller's and its subsidiaries' right, title and interest, as lessee, in, to and under the leases (each a "Lease" and collectively the "Leases") of each of the Stores, including, without limitation, Seller's rights to amounts

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previously deposited by Seller with the respective lessors under the Leases as security for Seller's obligations thereunder (all of such Leases being specifically listed on Schedule 3 hereto); provided, however, that with respect to the Lease for the Allentown Store, Seller's interest therein shall be conveyed to Buyer pursuant to the Sublease Agreement (as such term is defined in Section 7.1(d) hereof);

(b) all of the leasehold improvements, fixtures, furniture, machinery, equipment, display cases, cash registers, shopping carts, shopping baskets and other tangible personal property owned by Seller or its subsidiaries, as the case may be, and located in each of the Stores (collectively, the "Fixed Assets"), including those listed on Schedule 4 hereto;

(c) all expendable supplies (including, but not limited to, paper and plastic bags and other packaging and wrapping materials, lightbulbs, maintenance and cleaning materials and blank cash register tapes) located in each of the Stores (collectively, the "Supplies");

(d) all merchandise inventories, perishable and non-perishable, located in each of the Stores (collectively, the "Inventory") ;

(e) all of Seller's and its subsidiaries, rights in, to and under the equipment leases, lease/purchase financing agreements, service contracts and other agreements relating to the operation of each of the Stores and the Business listed on
Schedule 5 hereto (collectively, the "Contracts");

(f) all of Seller's rights in, to and under all licenses, consents, permits, certificates (including the certificates of occupancy for each Store), approvals, orders, registrations, exemptions, variances, consents and other authorizations relating to the ownership, occupancy, use and operation of each of the Stores and the Business and the conduct of a pharmacy business at each of the Stores, all of which are more particularly described on Schedule 6 hereto (collectively, the "Licenses"). Seller shall use its best efforts to, and will cooperate with Buyer in any reasonable arrangement requested by Buyer designed to, obtain all approvals, consents and waivers necessary to transfer to Buyer such Licenses and any claim, right or benefit arising thereunder or resulting therefrom;

(g) all store and office procedural manuals relating to the operation of the Business at the Stores and all personnel manuals, written statements of personnel policy and employee records (or copies thereof) with respect to employees of Seller

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(i)in an executive or buying capacity with respect to the
Seller's supermarket business and (ii) at each of the Stores
(collectively, the "Records"); and

          (h) all cash and United States postage stamps located at each of the Stores (collectively, the "Cash"). -

                1.2.Purchase Price.

                (a)Store Assets Purchase Price.  The purchase price
                (subject to reduction as set forth herein and in Section 2.2 hereof) to be paid to Seller by Buyer for the Store Assets (the
"Purchase Price") shall be equal to and payable as follows:

    (i) delivery of $5,700,000 in U.S. dollars on the Closing Date by wire transfer of immediately available funds to the bank account designated by Seller (the "Seller's
   Account");

    (ii) delivery on the Closing Date, by wire transfer of immediately available funds to the Seller's Account, U.S. dollars in an amount equal to the value of the Inventory and Supplies located at the Stores as of the Closing Date, as determined as provided in Section 1.2(b) hereof; and

    (iii) delivery on the Closing Date by wire transfer of immediately available funds to the Seller's
   Account U.S. dollars in an amount equal to the amount of Cash located at the Stores on the Closing Date.

Notwithstanding anything to the contrary in this
Section 1.2(a), the Purchase Price and the amount of cash to be delivered to Seller by Buyer pursuant to this Section 1.2(a) shall be reduced by an amount equal to the sum of the aggregate amount of all invoices from Buyer to Seller for products and services pertaining to the Stores provided by Buyer to Seller which have been received by Seller but not paid for by Seller prior to the Closing.

(b) Inventory Valuation. RGIS Inventory Specialists and/or any other inventory evaluation service selected by Buyer and reasonably acceptable to Seller (collectively, 'IRGIS'l) shall take a physical count of the Inventory and Supplies. The fees for the services of RGIS shall be borne equally by Buyer and Seller. Representatives of RGIS shall take the physical inventory in each Store immediately following the close of business on the Saturday or Sunday (at Seller's discretion) immediately preceding the Closing Date. A copy of the physical

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inventory shall be furnished to Buyer and Seller who agree
promptly to determine the value thereof based on the following calculations:

               (i) all Supplies and all items of Inventory classified as(A) perishable (namely, food products registered atcash registers in the Stores as "meat-backroom", "fish", "cheese", "bakery ingredient", "produce"
(including salad bar products) and "delicatessen") and (B) drugs, other than filled prescription drugs, shall be valued at Seller's actual cost thereof as determined by reference to Seller's purchase records; and

(ii) items of Inventory other than those referred to in clause (i) above shall be valued by multiplying (A)
Seller's normal retail selling price for such items of Inventory by (B) the applicable percentages set forth in
Schedule 7 hereto opposite such items.

Notwithstanding the foregoing, any unsaleable Inventory as determined by Buyer in accordance with reasonable industry standards, including, but not limited to, out-of-code products, out-of-date products and damaged products, as well as any Supplies that are broken, damaged or otherwise unusable, shall be assigned no value and shall be processed in accordance with Buyer's Reclaimation Program, a copy of which has previously been delivered to FSI, and any amounts received by Buyer pursuant thereto shall be promptly paid by Buyer to Seller.

(c) The Purchase Price shall be allocated among the various categories of the Assets as set f orth on Schedule 8 hereto. Seller and Buyer agree to prepare and file all federal, state and local tax returns and other filings reflecting the transactions contemplated by this Agreement on a basis consistent with such allocation.

ART                              ICLE II

ASS                       UMPTION OF LIABILITIES

2.1. Assumption of Liabilities. On and effective as of the Closing Date, Buyer shall assume and agree to perform and discharge when due those liabilities and obligations of Seller or any of its subsidiaries, as the case may be, to be performed or discharged from and after the Closing Date under those of the Leases, the Contracts and the Licenses that are assigned, subleased and transferred to Buyer pursuant to this Agreement and only under such Leases, Contracts and Licenses (collectively, the

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"Assumed Liabilities").  Buyer shall not assume or incur, and
Seller shall remain fully liable to pay, perform and discharge, all liabilities and obligations of Seller or otherwise related to the Stores or the Store Assets other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation, those (a) arising out of or resulting from any and all operations of Seller prior to the Closing Date (including those relating to merchant association dues, utility bills, the employment, failure to employ or termination of employment of any individual with respect to the Business, employee compensation and benefit arrangements, plans, programs, policies, practices or agreements, including accrued vacation pay and accrued sick pay, and any and all liabilities, including withdrawal liabilities, and expenses under the Employee Benefit Plans and Multiemployer Plans (as defined in Section 4.13 hereof)), (b) to be performed or discharged by Seller under the Leases, the Contracts and the Licenses prior to the Closing Date but not theretofore performed or discharged, and (c) to be performed or discharged by Seller on or subsequent to the Closing Date and not expressly assumed by Buyer pursuant hereto, including without limitation, all liabilities and obligations (i) with respect to federal, state and local taxes of every kind and character, (ii) with respect to pending or threatened litigation, whether or not disclosed to Buyer, including accrued fees and expenses, if any, of counsel in respect thereof, (iii) for any violation by Seller or any of the Stores of any statute, ordinance, regulation, order, judgment or decree, and (iv) for the payment of any brokers' commissions, finder's fees, investment banking fees or legal or accounting fees (other than such fees of Buyer) accrued and payable with respect to the sale of the Store Assets to Buyer.

2.2. Accrued Amounts and Reimbursement. Seller expressly understands and agrees that Buyer shall not assume or become liable for any obligations, liabilities or indebtedness of Seller or otherwise related to the Stores or the Store Assets, except for the Assumed Liabilities. At the Closing, Buyer and Seller shall make appropriate adjustments, apportionments and prorations as of the midnight on the day immediately prior to the Closing Date with respect to taxes payable pursuant to or as required by the Leases and utility, common area charges, fees and fuel payments, if any, relating to the Stores and accrued and unpaid amounts as of the Closing Date under the Leases, Contracts and Licenses to be assumed hereunder by Buyer, which accrued and unpaid amounts (collectively, the "Accrued Amounts"), shall be deducted from the Purchase Price and paid when due by Buyer. If after the Closing Date any amounts of any nature (including, without limitation, rents and fees, conunon area charges, utility charges and taxes), other than the Accrued Amounts, shall become payable under the Leases or with respect to the Stores for

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periods prior to the Closing Date, then Buyer shall send a notice or notices thereof to Seller which describe such amounts in reasonable detail and Seller shall remit payment of such amounts to Buyer promptly following the receipt of such notice or notices. If Buyer obtains a refund of any amount Seller had paid to the landlords under the Leases on account of estimated charges and fees accrued prior to the Closing Date, other than the Accrued Amounts, then Buyer shall promptly remit such refund to Seller.
ARTICLE III
THE CLOSING
3.1. The Closing. (a) Subject to the satisfaction of each of the conditions set forth in Article VII (or the waiver thereof by the party entitled to waive such conditions), the closing ("Closing") of the sale and purchase of the Store Assets shall take place at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153 at 10:00 A.M. on May 15, 1995, or on such other date and time or at such other place as may be agreed to in writing by the parties hereto; provided, however, that in no event shall the Closing be held on any date after May 31, 1995, unless agreed to in writing by the parties hereto (the "Closing Date"). The following action shall be taken at the Closing:

(b) At the Closing, each party hereto shall execute
and deliver to     the other party hereto such further instruments
and documents,     in form and substance reasonably satisfactory to
such other party, as may be necessary or appropriate to consummate the transactions contemplated hereby and by the other Buyer Documents and Seller Documents (each as defined below), including, without limitation, all such instruments and documents set forth in Article VII.

(c) Within ten business days after the Closing Date, Buyer shall pay to Seller, without interest, an amount in respect of Inventory and Supplies equal to the difference, if any, between the actual value of the Inventory and Supplies as of the Closing Date (as determined pursuant to Section 1.2(b) hereof and after giving effect to any post-closing reconciliation thereof) and the amount paid to Seller pursuant to Section 1.2(a)(ii) hereof. If the parties cannot agree on the amount owed to Seller in respect of the Inventory and Supplies, if any, the matter shall be submitted to an arbitrator for his/her final and binding resolution.



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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
      Seller hereby represents and warrants to Buyer as follows:
    4.1. Organization. Standing and Oualification. Each of FSI and SRRI is a corporation duly organized, validly existing and in good standing under the laws of the States of New Jersey and Pennsylvania, respectively, and has full corporate power and authority to enter into this Agreement and each of the other agreements, documents and instruments to be delivered by Seller pursuant hereto (together with this Agreement, the "Seller Documents") and to own, operate and lease its properties and carry on its business as now being conducted and to perform the transactions contemplated hereby and thereby. Seller is duly licensed and qualified to do business and is in good standing in each jurisdiction where the nature of the Business or properties or assets owned or leased by Seller in connection with the Business requires it to be so licensed and qualified.

4.2. Authorization of Agreement. The execution and delivery of this Agreement and each other Seller Document and the performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of FSI and all necessary corporate and shareholder action of SRRI. This Agreement and each other Seller Document have been duly executed and delivered by Seller. This Agreement and each other Seller Document constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors, rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Bill of Sale (as defined in Section 7.1(f)), when executed and delivered by Seller, will vest in Buyer all of Seller's right title and interest in and to the Store Assets, free and clear of all liens, charges, mortgages, pledges, imperfections of title, security interests, restrictions, prior assignments, levies, conditional sale or title retention contracts, encumbrances and claims of any kind or nature whatsoever (each, a "Lien" and collectively, "Liens").



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4.3. Corporate Recording.  The copies of the
certificate of incorporation and by-laws of Seller that have been delivered to Buyer are true, complete and correct, and the minute books of Seller that have been exhibited to Buyer are true, complete and correct and reflect all material action taken by Seller's board of directors and shareholders.

4.4. Consents of Third Parties. Subject to receipt of the consents and approvals referred to in Schedule 4.4 (the "Consents"), the execution and delivery of this Agreement and each other Seller Document, the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby or thereby will not (a) violate or conflict with the certificate of incorporation or by-laws of Seller, (b) conflict with, or result in the breach or termination of or acceleration under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Seller, or constitute a default or require any approval, waiver or consent under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Seller is a party or by which Seller or any of its properties or assets may be bound, or (c) constitute a violation of any Law (as defined in Section 4.7), including any Environmental Law (as defined in
Section 4.15) applicable to Seller or any of its properties. Except for the Consents, no consent, registration, application, approval, permit, license or authorization of, or designation, declaration or filing with, any public or governmental authority is required on the part of Seller in connection with the execution and delivery of this Agreement or any other Seller Document or the consummation of the transactions contemplated hereby or thereby.

4.5. Financial Information. The audited consolidated balance sheet (and the related notes and schedules thereto) of FSI as of October 29, 1994, and the unaudited consolidated balance sheet (and the related notes and schedules thereto) of FSI as of January 28, 1995, and in each case the related statements of income and cash flows (each as attached as Schedule 4.5) fairly present the financial position of FSI at such date and the results of operations and cash flows for the periods covered thereby, in each case, in conformity with generally accepted accounting principles consistently applied, except in the case of the interim statements for normal year-end audit adjustments.

4.6. Tax Matters. (a) Seller has (i) filed when due with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates, reports and statements required to be filed by it, and (ii) paid when due and

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payable all requisite federal, state, local and foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property and estimated taxes, customs duties, fees, assessments and charges of any kind or nature whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon and any transferee liability with respect thereof ("Taxes").
True and complete copies of all Federal and Pennsylvania tax returns of Seller for taxable periods since October 31, 1992 have been delivered to Buyer, and the Taxes shown due on such returns have been paid. There are no Taxes claimed in writing to be due from Seller by any authority or otherwise which are not fully reserved for on the financial statements referred to in Section
4.5. Seller has withheld any and all Taxes required to be withheld under all applicable federal, state, local and foreign tax laws and regulations, and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose.

(b) Since October 31, 1992, none of the tax returns of Seller have been reviewed or audited by the Internal Revenue Service (the "IRS") or any other applicable taxing authority. Seller has not executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of Taxes.

(c) None of the Store Assets is "tax-exempt use property" within the meaning of Section 168(j) of the Internal
Revenue Code of 1986 (the "Code") nor property that Buyer will be required to treat as being owned by another person pursuant to the provision of Section 168(f) of the Code.

(d) Seller has not executed or entered into and will not enter into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state or local law that relates to the Store Assets or operations carried on at the Stores.

4.7. Compliance with Laws. The Business has been and is presently being conducted and the products sold at the Stores by Seller have been and are presently being sold in compliance with all applicable federal, state, foreign and local ordinances, statutes, regulations, rules and laws (collectively, "Laws"), except for such non-compliance as is not reasonably likely to


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have a material adverse effect on the business, prospects,
condition (financial or otherwise), assets or results of operations of any of the Store Assets or the Stores (a "Material Adverse Effect"). Each License is in full force and effect, no violations are or have been recorded in respect of any License, and no proceeding is pending or threatened, to revoke, suspend or limit any License. None of the Licenses will be revoked, invali-dated, violated or otherwise adversely affected by the transactions contemplated hereby.

4.8. Litigation. There are no judicial, administrative or arbitral actions, suits, claims, inquiries, investigations or proceedings (public or private) pending or threatened against Seller or any of the Store Assets or either of the Stores which, if adversely determined, could have a Material Adverse Effect or could otherwise prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement or any other Seller Document. There are no existing or threatened orders, judgments or decrees of any court or governmental agency against Seller that have not been fully performed.

4.9.Leases. (a) Schedule 3 sets forth a complete list of the Leases for the two Store locations (the
Properties"), including any modifications, amendments or supplements to such Leases.

(b) True, complete and correct copies of the Leases, including any non-disturbance agreements relating thereto, have been delivered to Buyer by Seller. Except as set forth on
Schedule 4.11, the Leases have not been, and will not prior to the Closing be, modified, amended, supplemented, assigned or encumbered and each Lease is valid, binding and in full force and effect, in each case free and clear of any Lien of any kind.

(c) There is no default under any Lease by Seller or any subsidiary of Seller, or, to the best knowledge of Seller after due inquiry, by any other party thereto, and no event has occurred which, with notice, lapse of time or both, would constitute a default thereunder. No previous or current party to any such Lease has furnished notice of or made a claim with respect to any breach or default thereunder.

(d) The lessor under each Lease has fully and faithfully performed all of the terms, covenants and conditions on its part to be performed under such Lease and Seller has not received any notice from any such lessor of such lessor's intention to exercise any option thereunder, the exercise of



11

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which could adversely affect or terminate Seller's use and
occupancy of the Property that is the subject of the Lease.

(e) With respect to those Leases that were assigned or subleased to Seller or a subsidiary of Seller by a third party, all necessary consents to such assignments or subleases have been obtained and are in full force and effect and neither Seller nor such subsidiary has received any notice that any such third party's acts or omissions has given rise to any breach of the underlying lease or sublease to which it is a party.

(f) Each Property complies with all applicable Laws, including without limitation zoning, fire, safety and signage, except for such non-compliance as is not reasonably likely to have a Material Adverse Effect and no notice of violation of any such Law has been received by Seller or has been issued by any public or governmental authority with respect to any Property.

(g) No portion of or interest in any Property is subject to any building or use restrictions (public or otherwise) that could restrict or prevent the continuation of the present use and operation of such Property as a supermarket (which may, where applicable, sell and distribute pharmaceutical products). No condemnation or eminent domain proceedings are pending or threatened with respect to any Property that is subject of a Lease.

(h) All of the Properties, and all components of all improvements included within the Properties, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in sufficient condition, working order and repair and do not require repair or replacement in order to serve their intended purpose. All water, gas, electrical, steam, compressed air, telecommuni-cation, sanitary and storm sewage lines and systems and other similar systems serving the Properties are installed and operating and are sufficient to enable the Properties to continue to be used and operated in the manner currently being used and operated. Seller or a subsidiary of Seller has made all repairs and replacements required under the Leases to be made by Seller or such subsidiary.

(i) No Property is dependent for its access, operation or utility on any land, building or other improvement not part of the Property, except pursuant to an easement that is coterminous with Seller's occupancy right. Each Property has legal, unobstructed access, both pedestrian and vehicular, to public

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rights of way.  All utility systems required in connection with use, occupancy and operation of each Property are sufficient for their present purposes, are fully operational and in working order, and are benefitted by customary utility easements providing for the continued use and maintenance of such systems.

(j) Except as set forth on Schedule 4.11 and other than options, rights of first refusal or other similar arrangements in favor of Seller or a subsidiary of Seller under the Leases, which neither Seller nor such subsidiary has exercised as of the date hereof, neither Seller nor such subsidiary has entered into any contract, arrangement or understanding with respect to the future ownership, development, use, occupancy or operation of any of the Properties.

          (k) No termination rights have been exercised by any landlords with respect to the Leases.

(1) The lessors under the Leases have not encumbered the Properties by any Lien to which the Leases are subordinate, except for Liens where the holder thereof has entered into a non-disturbance agreement with Seller as required under the Leases. Such non-disturbance agreements are in full force and effect and shall inure to the benefit of Buyer as assignee of the Lease for the Bethlehem Store and sublessee of the Lease for the Allentown Store.

                 4.10.  Contracts.

(a) Schedule 5 sets forth a complete list of the Contracts, including any modifications, amendments or supplements thereto and any assignments thereof. True, complete and correct copies of the Contracts have been delivered to Buyer by Seller. The Contracts have not been modified, amended, supplemented, assigned or encumbered except as provided on Schedules 5 or 4.11.

          (b) Each of the Contracts is valid, binding, in full force and effect and enforceable in accordance with its terms.

(c) There is no default under any Contract by Seller or any subsidiary of Seller, or, to the knowledge of Seller after due inquiry, by any other party thereto, and no event has occurred which, with notice, lapse of time or both, would constitute a default thereunder. No previous or current party to any Contract has furnished notice of or made a claim with respect to any breach or default thereunder.

          (d) Each other party under each Contract has fully and faithfully performed all of the terms, covenants and conditions

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on its part to be performed under such Contract and neither
Seller nor a subsidiary of Seller has received any notice from any such party of such party's intention to exercise any option thereunder, the exercise of which could adversely affect or terminate Seller's use of the Store Assets that are subject to the Contract.

(e) With respect to those Contracts that were assigned or subleased to Seller or a subsidiary of Seller by a third party, all necessary consents to such assignments or subleases, as the case may be, have been obtained and are in full force and effect and neither Seller nor such subsidiary has received any notice that any such third party's acts or omissions has given rise to any breach of the underlying contract, lease or sublease to which it is a party.

4.11. Title to and Use of Properties; Absence of
Liens. Seller owns or has the right to use all tangible and intangible personal property used in the operation of the Stores. Except as set forth on Schedule 4.11, there are no Liens on any of the Store Assets as of the date hereof. Seller has good and marketable title to and, subject to obtaining the Consents, unrestricted power to sell, all of the Store Assets to Buyer, and on the Closing Date Seller shall deliver to Buyer title to the Store Assets, including, without limitation, all of the Fixed Assets, free and clear of all Liens and, on the Closing Date, no unreleased Lien or other instrument encumbering any of the Store Assets shall have been recorded, filed, executed or delivered. Upon the acquisition of the Store Assets by Buyer pursuant to the provisions of this Agreement, Buyer shall possess the assets sufficient to conduct a supermarket business (and, where applicable, to sell and distribute pharmaceutical products) at each of the Stores to the full extent such business was conducted by Seller during the six month period immediately preceding the Closing Date without having to acquire or utilize any additional property or asset. All Fixed Assets are in good and safe operating order, condition, maintenance and repair (subject to wear and tear from ordinary use), and are suitable for the purposes on behalf of which used.

          4.12. Inventory. The Inventory is in good and marketable condition, and is and will be saleable in the ordinary course of business.

4.13.Employee Benefits; ERISA Matters.

(a) Schedule 4.13 hereto sets forth a true, complete and correct list of all "employee benefit plans", as defined in
Section 3(3) of the Employee Retirement Income Security Act of

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1974, as amended (IIERISAII), and any other pension plans or employee benefit arrangements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick-leave, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies) maintained by Seller, or any trade or business (whether or not incorporated) which is under common control with Seller or which is treated as a single employer with Seller under Section 414(b), (c), (m), or (o) of the Code (an NERISA Affiliate,,) (or to which Seller or any ERISA Affiliate contributes or is otherwise required to contribute thereunder) with respect to (i) salaried and non-salaried employees involved in the operation of the Business of Seller, or
(ii) any ERISA Affiliate ("Employee Benefit Plans"). No Employee Benefit Plan that is a welfare plan provides continuing benefits after the termination of employment of covered employees (other than as required by Section 4980B of the Code and at 100% of the former employee's own expense). Except as described on Schedule 4.13, none of the Employee Benefit Plans are subject to Section 4063 and 4064 of ERISA ("Multiple Employer Plans") or are multiemployer plans (as defined in Section 4001(a) of ERISA) ("Multiemployer Plans").

(b) True, complete and correct copies of the following documents, with respect to each of the Employee Benefit Plans (as applicable), have been heretofore delivered or otherwise made available to Buyer: (i) the most recent plan and related trust documents, together with all amendments and modifications thereto, (ii) the most recent Forms 5500 and schedules thereto,
(iii) the most recent IRS determination letter, if any, (iv) the most recent summary plan descriptions, and (v) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

(c) Each of the Employee Benefit Plans intended to qualify under Section 401 of the Code ("Qualified Plans") has been determined by the IRS to so qualify, and nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

(d) All contributions and premiums required to be made by law or by the terms of any Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto), and no accumulated funding deficiencies exist in any of the Employee Benefit Plans subject to Section 412 of the Code.



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(e)       The funding status of each of the Employee Benefit
Plans subject to Title IV of ERISA is accurately reflected on the most recent Form 5500 completed for such plan, and there has been no material adverse change in the funding status of any such plan since the effective date thereof. The benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of each of the Employee Benefit Plans subject to Title IV of ERISA determined as of June 30, 1993 and December 31, 1993, respectively, using the actuarial assumptions that would be used as of that date by the Pension Benefit Guaranty Corporation (the "PBGC") in the event it terminated each such plan as of such date, do not exceed the fair market value of the assets of each such plan as of such date by any material amount. The liabilities of each former Employee Benefit Plan that has been terminated or otherwise wound up have been fully discharged in full compliance with applicable Law, and the obligations of any such plan have not been discharged by the purchase of annuities.

(f) There has been no "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to any of the Employee Benefit Plans subject to Title IV of ERISA which would require providing the PBGC with a 30-day notice, or any event requiring notice to be provided under
Section 4063(a) of ERISA.

(g) There has been no material violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

(h) There are no pending or threatened legal proceedings against any of the Employee Benefit Plans, the assets of any such plans, Seller or any of the ERISA Affiliates, or the plan administrator or any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and to Seller's knowledge after due inquiry, there are no facts or circumstances which could form the basis for any such legal proceedings.

(i) Each of the Employee Benefit Plans has been maintained in all material respects in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the Employee Benefit Plans into conformity with the applicable provisions of ERISA and other applicable Laws have been made or taken. No amendment to any Employee Benefit Plan is presently contemplated that would materially increase the liabilities of any such plan.


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(j)  Seller and, to Seller's knowledge after due
inquiry, each ERISA Affiliate, has complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

(k) None of Seller, any ERISA Affiliate nor any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than Seller or any ERISA Affiliate during the five-year period ending on the date hereof.

4.14. Labor Matters. (a) Schedule 4.14(a) sets forth a list containing the name, current base salary or wage rate and title of each employee of Seller actively employed in the operation of the Stores and those employees employed in the operation of the Stores out on disability, approved leave of absence or other inactive status and indicating the status of the employee (e.g. active, disability, leave of absence, etc.) (the "Employees") and indicating whether such Employee is subject to any of the Union Contracts referred to in Section 4.14(b).
Seller is not a party to any employment, managerial, advisory or consulting agreement with any such Employees.

(b) Except as described on Schedule 4.14(b), Seller is not a party to any collective bargaining agreement and there are no collective bargaining agreements which pertain to the Employees. Seller has heretofore delivered to the Buyer true, complete and correct copies of the collective bargaining agreements described on Schedule 4.14(b), together with all amendments, modifications, supplements or side letters affecting the duties, rights and obligations of any party thereunder (collectively, the "Union Contracts").

(c) Except as set forth in Schedule 4.14(b), (i) no Employees are represented by any labor organization, (ii) no labor organization or any of the Employees has made a pending demand for recognition or certification, (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board (the "NLRB") or any other labor relations tribunal or authority, and
(iv) there are no organizing activities involving Seller pending with, or threatened by, any labor organization or any of the Employees.



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(d)  There are no strikes, work stoppages, slowdowns,
lockouts, arbitrations or grievances or other labor disputes pending or threatened, against or involving Seller and the operation of the Business and the Stores.

(e) Except as set forth in Schedule 4.14(e), there are no complaints, charges or claims against Seller pending or threatened to be brought or filed with any public or governmental authority, or court based on, arising out of, in connection with, or otherwise relating to the employment by Seller in the operation of the Business and the Stores of any individual, including, without limitation, any claim for workers' compensation.

(f) Seller is in compliance with all Laws and orders relating to the employment of labor or termination thereof in the operation of the Business and the Stores, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers, compensation, equal pay and the collection and payment of withholding and/or any payroll taxes.

(g) Schedule 4.14(g) sets forth the number of employees of Seller at each "site of employment" as that term is used in the Worker Adjustment and Retraining Notification Act (the "WARN Act") of the Business and the number of employees of Seller at each site of employment of the Business who have suffered an "employment loss" (as defined in the WARN Act) since ninety days prior to the Closing Date. Seller is in compliance with the WARN Act.

4.15. Environmental Matters. (a) The operations of
Seller at the Stores have been in compliance with all Environmental Laws;

(b) Seller has obtained and currently maintains and is in possession of, all Environmental Permits necessary for the continued operation of the Stores; all such Environmental Permits are in good standing; there are no legal proceedings pending or threatened to revoke such Environmental Permits; and Seller is in compliance with such Environmental Permits;

(c) None of Seller, any of the Stores or their operations are subject to any outstanding written orders, agreements or recorded environmental Liens by or with any public or governmental authority, or subject to any federal, state or local investigation respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Claim arising from the Release or threatened Release of Hazardous Materials;

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(d)  Seller is not subject to any legal proceeding
alleging the violation of any Environmental Law or Environmental
Permit with respect to the Business or the Stores or their operations;

(e) Seller has not received (nor, to the knowledge of Seller after due inquiry, has there been issued) any written communication, whether from a public or governmental authority, citizens, group, employee or any other person or entity, that alleges that Seller, the Stores, the Business, the Properties, or the Store Assets is not or are not in compliance with any Environmental Law or Environmental Permit;

(f)  Seller has not caused or permitted any Hazardous
Materials to be disposed of, either on or under any Store or any of the Properties;

(g) there are no facts or circumstances associated with the Stores or operations of Seller which, in the aggregate, could give rise to liabilities with respect to Hazardous
Materials;

(h) none of the operations of Seller with respect to the Stores or the Business involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270;
and

(i) there is not now on or in any property of Seller used in the operation of the Stores or the Business any of the following: (i) any underground storage tanks or surface impoundments, (ii) any asbestos-containing materials, or (iii) any polychlorinated biphenyls.

          For purposes of this Section 4.15:

"Environmental Claim" means any written accusation, allegation, notice of violation, action, claim, Lien, demand, abatement or other order or direction (conditional or otherwise) by any public or governmental authority or any person for personal injury (including sickneBS, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon: (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Materials or other substance, chemical, material, pollutant, contaminant, odor,

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audible noise, or other Release in, into or onto the environment
(including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to the Stores or the Properties or any activities conducted thereon, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Stores, or (iii) the violation, or alleged violation, of any Environmental Laws, orders or permits of or from any public or governmental authority relating to Environmental Laws, orders or permits of or from any Gover=ental Body relating to environmental matters connected with either Store or any of the Properties;

"Environmental Laws" means any applicable Law concerning Releases into any part of the natural environment, or protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLAII) (42 U.S.C. & 9601 et secf.), the Hazardous Materials Transportation Act (49 U.S.C. & 1801 et sea.), the Resource Conservation and Recovery Act (42 U.S.C. & 6901 et seq.), the Clean Water Act (33 U.S.C. & 1251 e-t sea.), the Clean Air Act (42 U.S.C. & 7401 et sea.), the Toxic Substances Control Act (15 U.S.C. & 2601 et sea.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. & 136 et sea.), the Occupational Safety and Health Act (29 U.S.C. & 651 et sea.) ("OSHA"), as such laws have been and may be amended or supplemented through the Closing Date, and the regulations promulgated pursuant thereto, and any applicable state or local statutes, and the regulations promulgated pursuant thereto;

"Environmental Permit" means any Permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Laws and all supporting documents associated therewith;

"Hazardous Materials" means any substance, material or waste which is regulated by any public or governmental authority in the jurisdictions in which Seller conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls;

         "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge,

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dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by Seller, including the movement or transport of any Hazardous Materials or other substance through or in the air, soil, surface water, groundwater, or property; and

"Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way ameliorate, address, redress or remediate any Hazardous Materials or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Materials or other substance so it does not migrate or endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) bring either Store or any Properties into compliance with all Environmental Laws and Environmental Permits.

4.16. Insurance. Schedule 4.16 hereto sets forth all insurance contracts and other surety arrangements, other than those provided through Buyer, which are in force in respect of the current insurance year with respect to the Stores or the Store Assets as well as policies of group health, hospital and life insurance covering any of the Employees, in each case, specifying the insurance carrier, the type of insurance coverage, the policy number (or with respect to binders, the converting note number), the aggregate amount of insurance coverage per claim or per occurrence, as the case may be, applicable self-retention limits and/or self or co-insurance requirements, and describing in reasonable detail each pending claim thereunder. Such insurance, including the insurance provided to Seller through Buyer, provides coverage against, among other matters, property damage and other casualty loss, personal injury, workers' compensation claims, general liability, director and officer liability, and other similar risks and matters incident to the conduct of the Business and includes coverage against all risks and is in such amounts as are usually insured against by similarly situated businesses. All policies of such insurance are binding and effective upon the issuers thereof (each of whom are reputable and creditworthy) in accordance with their respective terms; there are no defaults under such policies and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by Seller thereunder.

4.17. Affiliate Transactions. Schedule 4.17 sets forth a description of each Contract, Lease operating


21

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 arrangement, course of dealing or otherwise pursuant to which
 Seller or any director or executive officer thereof, any entity controlled by or under common control with Seller or any director or executive officer thereof or any entity in which Seller or any director or executive officer thereof has an economic interest currently receives or provides or has within the past year received or provided goods or services (including the lease of Properties) to Seller in connection with the business conducted by the Stores, other than agreements, transactions, arrangements or course of dealings involving such persons and Buyer.

 4.18.  Absence of Certain Events; No Material Adverse
 Change. Seller has conducted its business operations as carried on at the Stores in the ordinary course and there has not occurred any event or condition which could have a Material
 Adverse Effect. Without limiting the generality of the foregoing, there has not occurred:

 (a) any change or agreement to change the character or nature of the business of Seller as carried on at the Stores;

 (b) any purchase, sale, transfer, assignment, conveyance or pledge of the Store Assets, including, without limitation, the Fixed Assets or Properties, except purchases and sales of Inventory in the ordinary course of business and the Liens described on Schedule 4.11;

 (c) any waiver or modification by Seller of any right or rights of substantial value, or any payment, direct or indirect, in satisfaction of any liability, in each case, which could have a Material Adverse Effect; or

(d)any change in the accounting principles, methods, practices or procedures followed by Seller in connection with its business as carried on at the Stores.

4.19. Full Disclosure. All of the statements made by Seller in this Agreement (including, without limitation, the representations and warranties made by Seller herein and in the Schedules and Exhibits hereto which are incorporated by reference herein and which constitute an integral part of this Agreement) and the other Seller Documents and in all other written materials heretofore furnished (and to be furnished on, after or prior to the Closing Date) to the Buyer, its representatives, legal counsel and accountants do not and will not include or contain any untrue statement of a material fact, and do not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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There is no material fact which Seller has not disclosed to the
Buyer which has had, or could have, a Material Adverse Effect.

ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller as follows:
5.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the full corporate power and authority to enter into this Agreement and each of the other agreements, documents and instruments to be delivered by Buyer pursuant hereto (together with this Agreement, the "Buyer Documents") and to perform the transactions contemplated hereby and thereby.

5.2. Authorization of Agreement. The execution and delivery by Buyer of this Agreement and each of the other Buyer Documents and the performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Buyer. This Agreement and each of the other Buyer Documents constitutes the valid and binding obligation of Buyer enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors, rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. Consents of Third Parties. The execution and delivery by Buyer of this Agreement and each other Buyer Document, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not (a) violate or conflict with the certificate of incorporation or by-laws of Buyer, (b) conflict with, or result in the breach or termination of, or constitute a default or require any approval, waiver or consent under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Buyer is a party or by which Buyer or its properties is bound or (c) constitute a violation by Buyer of any Law applicable to Buyer. No consent, registration, application, approval, permit, license or authorization of, or designation, declaration or filing with, any govermental authority is required on the part of Buyer in

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connection with the execution, delivery and performance of this
Agreement or any other Buyer Document.

ARTICLE VI
FURTHER AGREEMENTS OF THE PARTIES
6.1.      Conduct of the Business Pending the Closing.
Until the Closing, Seller shall comply with the covenants set forth below:

(a) Seller will cause the business carried on at the Stores to be continued in the ordinary course consistent with prior practice, including, without limitation, the purchase of Inventory and Supplies, the maintenance of books and records, the timely performance and observance of the obligations of Seller under the Contracts and the Leases and payment of all amounts due prior to the Closing for all Inventories, Supplies and Taxes, the continuation of advertising, coupon promotion and maintenance of sales volumes, the hiring, employment and termination of employees (including paying all withholding, social security and unemployment taxes related thereto), and customary repair and maintenance activities (and, in connection therewith, shall maintain the Fixed Assets in good and safe operating order, condition and repair, subject to wear and tear from ordinary use);

(b) Seller shall not take or fail to take any action that would cause any of the representations and warranties made by Seller in this Agreement not to be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, and Seller shall promptly notify Buyer in writing of, and furnish to Buyer any information Buyer may request with respect to, the occurrence of any event or the existence of any state of facts that would result in any of Seller's representations and warranties so to be not true and correct or that otherwise shall be necessary to supplement the information contained herein or made a part hereof in order that the information herein be complete and accurate in all material respects;

(c) Seller shall maintain in full force and effect all insurance polices, including self-insured plans, in an amount not less than is currently in effect;

          (d) Seller shall cooperate with Buyer to cause the transactions contemplated by this Agreement to be consummated


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and, without limiting the generality of the foregoing, Seller shall obtain all Consents and other necessary third party consents and governmental and judicial approvals, and make all filings with and give all notices to third parties (and governmental authorities), other than those which are the sole and exclusive responsibility of Buyer, provided that Seller shall cooperate with Buyer in connection therewith, which may be necessary or reasonably required in order to consummate the transactions contemplated hereby;

(e) Seller will use its best efforts to maintain and preserve and cause to be maintained and preserved the business operations as carried on at the Stores including the preservation of the Leases (by exercising all renewal rights after consultation with Buyer) and the goodwill of its present employees, customers, suppliers, lessors and others having business relations with Seller;

(f) Seller shall comply with all Laws applicable to the Stores, the Store Assets and the Business;

(g)Seller shall not:

(i) enter into any employment agreement with any Employee or become liable for any bonus, profit-sharing or incentive payment to any Employee, except pursuant to presently existing plans, arrangements or agreements disclosed herein, or promote, transfer or increase the salary of any managerial Employee;

(ii)  enter into any collective bargaining
     agreement or modification of any collective bargaining agreement relating to the operation of the Business without first consulting with and obtaining the prior written consent of Buyer;

(iii)  mortgage, Pledge or otherwise encumber
     or voluntarily permit any part of the Store Assets to become subject to any Lien, other than existing Liens;

(iv)  make any material changes in the
customary method ofoperations as carried on at the Stores, including marketingand pricing policies;

(v)  make or commit to make any capital
     expenditures with respect to the Stores in excess of $25,000; or



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(vi)  do or fail to do any act which will
materially impair the value of any Store or the Store Assets taken as a whole;

(h) Seller (i) shall not, directly or indirectly, solicit offersor negotiate from or with any other person or entity for thesale of all or any portion of the equity of Seller or of the Store Assets (other than with respect to sales of Inventory in the ordinary course of business), and (ii) shall cause all discussion and negotiations, if any, with other parties concerning any such transactions to cease;

(i) Seller will fully, faithfully and in a timely manner, perform all of the terms, covenants and conditions on Seller's part to be performed under the Leases, including Seller's obligation to pay rent and additional rent. If the Closing Date is other than the first day of a month, Seller shall pay to its respective landlords rent and additional rent payable under the Leases for the period during which the Closing Date shall occur and, in such event, Buyer covenants and agrees to reimburse Seller an amount calculated by multiplying (A) the rental and other prepaid expenses under the Leases for such period by (B) a fraction, the numerator of which shall equal the number of days during the period commencing on the Closing Date and terminating with the last day of the rental period during which the Closing Date occurs, and the denominator of which is the number of days in the rental period during which the Closing Date occurs. Seller shall not amend, modify, supplement or terminate any of the Leases without Buyer's prior written consent;

(j) Up to and including the Closing Date, Seller will fully, faithfully and in a timely manner, perform all of the terms, covenants and conditions on Seller's part to be performed under the Contracts. Seller shall pay under all Contracts to which it is a party all fees, costs, expenses and other amounts required to be paid by Seller thereunder prior to the Closing Date for periods up to and including the Closing Date. Seller shall not amend, modify, supplement or terminate any of the Contracts to which it is a party without Buyer's prior written consent;

(k) Seller agrees to pay all ad valorem and personal property taxes assessed with respect to the Store Assets for all applicable taxperiods ending prior to the Closing Date and the Buyer agrees to pay all such taxes assessed for all applicable tax periods beginning on or subsequent to the Closing Date. All such taxes assessed for any applicable property tax period beginning prior to the Closing Date and extending through or


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beyond such date shall be allocated and adjusted as follows:
Seller shall pay that portion of such taxes due with respect to such applicable property tax period through the day preceding the Closing Date and Buyer shall pay the balance thereof; and

(1)  Buyer shall have the right, but not the
obligation, to offer employment (commencing after the Closing
Date) to all of Seller's employees engaged in the operation of the Stores and Seller shall refrain from any acts calculated to dissuade or having the effect of dissuading any of such employees from accepting employment with Buyer or calculated to induce or having the effect of inducing any such employees thereafter to terminate employment with Buyer or any affiliate thereof.
Nothing contained herein shall or shall be deemed to obligate Buyer to offer employment or any particular term or condition of employment to any employee or former employee of Seller or any other person. Seller shall deliver all notices required by and otherwise comply with all applicable provisions of the WARN Act to the extent required as a result of the transactions contemplated hereby. Buyer shall have the right, but not the obligation, to assume any employee insurance benefit plans maintained by Seller for its Store employees, such as those relating to hospital, group health and life insurance, to the extent transferrable, by giving Seller at least ten days, prior notice with respect thereto, and Seller agrees to fully cooperate with Buyer in respect of the assumption of such plans. Nothing contained herein shall or shall be deemed to obligate Buyer to assume any such plan.

6.2. Covenants of Buyer. Buyer agrees that from the date hereof through and until the Closing Date, unless this Agreement is earlier terminated as provided herein, Buyer shall
(a) cooperate reasonably with Seller, but with no obligation to incur any cost or expense, in obtaining the Consents and provided that Buyer shall not be required to agree to the imposition by any government agency of any conditions to the consummation of the transactions contemplated hereby that Buyer believes would interfere in any material respect with the operation of either Store following the Closing, and (b) use its best efforts to cause the conditions precedent set forth in Section 7.2 hereof to be satisfied.

6.3.  Access to Information.  Prior to the Closing,
Buyer may make such investigation of Seller, the Stores and Store Assets as Buyer may desire and Seller shall give to Buyer and its counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to the property, books, commitments, agreements, records, files and personnel of Seller insofar as they relate to the


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Stores and Store Assets and to Seller's counsel, accountants and other professional advisors, and Seller shall furnish to Buyer during that period all copies of documents and information concerning the Stores and their operations as Buyer may reasonably request.

6.4. Publicity. Unless the parties shall have consulted in advance with respect thereto and except as may be required to comply with the requirements of any applicable Law, neither Buyer nor Seller shall issue any press release or public announcement of any kind nor disclose any information to any third person (other than its executive officers, directors and agents with a need to know) concerning the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby.

6.5. Casualty or Destruction or Condemnation. (a) If any of the Store Assets shall be damaged or destroyed prior to the day immediately prior to the Closing Date, Seller shall promptly notify Buyer if the cost of repairs shall exceed $5,000 and, in any case regardless of cost, shall promptly repair, replace and restore the same to the condition thereof existing immediately prior to such damage or destruction. In the event that such repair, replacement and restoration has not been completed (in Buyer's sole discretion) prior to the Closing, then at the Closing, Buyer at its election shall be entitled, in its sole discretion, either (i) to deduct from the Purchase Price payable at Closing an amount sufficient to fully repair, replace and restore the same after the Closing, except to the extent that the lessor under the Lease for the Bethlehem Store is obligated to repair, replace and restore the same or (ii) to deduct an amount equal to all insurance proceeds recovered prior to the Closing by Seller in connection therewith (if any, and only to the extent not properly applied to restoration as required under the applicable Leases) and receive an assignment of all such insurance proceeds recoverable after the Closing (including all business interruption insurance attributable to post-Closing business and all casualty insurance) to the extent such assignment is permitted under the terms of the applicable Leases; provided, however, that if in Buyer's sole discretion it shall be impossible or impractical to operate the affected Store after such damage or destruction in the same manner as the Store was being operated immediately prior to such damage or destruction, then Buyer may (i) postpone the Closing (with respect to, at Buyer's option, both Stores or only the affected Store) until such repair, replacement or restoration has been completed, (ii) terminate this Agreement by delivery to Seller of a written notice to such effect, or (iii) proceed with the Closing with respect to the unaffected Store and terminate this Agreement with


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respect to the affected Store (by delivery to Seller of a written notice to that effect). If any of the Properties shall be damaged or destroyed to such an extent that (x) the landlord under the applicable Lease would have the right to terminate such Lease, (y) the possession of the tenant under such Lease may be disturbed by any mortgagee or other encumbrancer or the landlord, or (z) it shall be impossible or impractical in Buyer's sole discretion to repair, replace and restore such Properties to their condition immediately prior to such damage or destruction, then Buyer may elect, in its sole discretion, either (A) to terminate this Agreement by delivery to Seller of a written notice to such effect, (B) to proceed with the Closing and deduct from the Purchase Price payable at Closing an amount equal to all insurance proceeds recovered prior to the Closing by Seller in connection therewith (if any, and only to the extent not properly applied to restoration as required under the applicable Leases) and receive an assig=ent of all such insurance proceeds recoverable after the Closing (including all business interruption insurance attributable to post-Closing business and all casualty insurance) to the extent such assigmnent is permitted under the terms of the applicable Leases or (C) proceed with the Closing with respect to the unaffected Store and terminate this Agreement with respect to the affected Store (by delivery to Seller of a written notice to that effect).

(b) If any portion of a Property (or the Fixed Assets thereat) shallbe the subject of a condemnation or taking by eminent domainor otherwise by any governmental or quasi-governmental authority or by deed in lieu thereof (a "Taking") prior to the Closing Date, Seller promptly shall repair, replace and restore the same so that on the Closing Date Buyer may operate the Store so affected in the same manner in which the same had been operated prior to such Taking. If, as of the Closing Date, such repair, replacement and restoration shall not have been completed (in Buyer's sole discretion), then, at Closing, Buyer shall be entitled, in its sole discretion, either
(i) to postpone the Closing (with respect to, at Buyer's option, both Stores or only the affected Store), (ii) to deduct from the Purchase Price payable at Closing an amount sufficient to fully complete such repair, replacement or restoration after the Closing, except to the extent that the lessor under the Lease for the Bethlehem Store is obligated to repair, replace and restore the same, or (iii) to deduct an amount equal to all condemnation awards or other payments or awards received in connection with such Taking and all insurance proceeds recovered prior to the Closing by Seller in connection therewith (if any, and only to the extent not properly applied to restoration as required under the applicable Leases) and receive an assignment of all such payments or awards and all such insurance proceeds recoverable

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after the Closing (including all business interruption insurance for post-Closing business and all other insurance proceeds recoverable in connection therewith) to the extent such assignment is permitted under the terms of the applicable Leases. If (i) in Buyer's sole discretion, the character of the Taking prior to the Closing is such that it shall be impossible or impractical to operate the affected Store after such Taking, in the same manner as such Store was being operated immediately prior to such Taking, (ii) the landlord under the applicable Lease shall have a right to terminate such Lease or (iii) the possession of the tenant under such Lease may be disturbed by any mortgagee or other encumbrancer or the landlord, then Buyer may elect, in its sole discretion, either (x) to terminate this Agreement by delivery to Seller of a written notice to such effect, (y) proceed with the Closing and (A) deduct from the Purchase Price payable at Closing an amount equal to all condemnation awards or other payments or awards received in connection with such Taking and all insurance proceeds recovered by Seller in connection therewith (if any, and only to the extent not properly applied to restoration as required under the applicable Leases) and (B) receive an assignment of all condemnation awards or other payments or awards to be received in connection with such Taking, together with an assignment of all of Seller's rights to claims for such condemnation awards, and all business interruption for post-Closing business and all other insurance proceeds recoverable in connection therewith to the extent such assignment is permitted under the terms of the applicable Leases, or (z) proceed with the Closing as to the unaffected Store and terminate this Agreement with respect to the affected Store (by delivery to Seller of a written notice to that effect).

6.6. Further Covenants of Seller. Seller agrees that any existing guarantees or other credit support for the performance of the Leases shall remain and be maintained by Seller after the Closing to the extent required by the lessors, including without limitation those items set forth on Schedule
6.6.

ARTICLE VII

CONDITIONS TO CLOSING

    7.1.        Conditions Precedent to Obligations of Buyer.
The obligation of Buyer to consummate the purchase under this Agreement is subject to the fulfillment (or waiver by Buyer, with respect to any or all Stores) of each of the following conditions:



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(a)  The representations and warranties of Seller
contained in this Agreement or in any other Seller Document shall be true and correct in all respects on and as of the Closing
Date, except that representations and warranties made at and as of a specific date shall be deemed made at and as of such date. Seller shall have performed and complied with all agreements and conditions required by this Agreement or any other Seller
Document to be performed or complied with by Seller prior to or on the Closing Date.

(b) No action, suit, or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer or Seller, or any of the principals, officers or directors of any of them, seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions or which in the reasonable judgment of Buyer could be expected to have a Material Adverse Effect or to materially and adversely affect the transactions contemplated hereby.

(c) All consents of governmental authorities and agencies, all material permits and filings with and notifications of governmental authorities and agencies necessary on the part of Buyer or Seller to the execution and delivery of this Agreement and the other Buyer Documents and Seller Documents and the consummation of the transactions contemplated hereby and thereby and to permit the continued operation of the Stores in substantially the same manner after the Closing Date as theretofore conducted (including receipt of the requisite approvals regarding the retail tobacco Permits), other than routine post-closing notifications or filings, shall have been obtained, made or effected.

(d) The lessor under each Lease shall have executed and delivered to Seller, and Seller shall have delivered to Buyer
(i) a consent (the "Consent"), where under the applicable Lease such Consent by such lessor is required, in which such lessor unconditionally consents to (A) the subletting by Seller to Buyer of Seller's tenant's estate in the Lease for the Allentown Store pursuant to a sublease agreement, substantially in the form of Exhibit B (the "Sublease Agreement"), or (B) the assig=ent by Seller to Buyer of Seller's estate in the Lease for the Bethlehem Store pursuant to an assignment and assumption of lease agreement, substantially in the form of Exhibit C (the
"Assignment and Assumption of Lease") (the subletting and


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assignment referred to in clauses (A) and (B) above are
collectively referred to as the "Permitted AssigrLments") and (ii) a landlord's estoppel certificate, in form and substance satisfactory to Buyer (an "Estoppel Certificate"). Anything herein to the contrary notwithstanding, in the event that any lessor proposes a lease modification as a condition to the delivery of its Consent to the Permitted Assignments, Seller agrees that upon receipt thereof, it will deliver the proposed lease modification or an outline thereof to Buyer and Buyer, at its option, may elect to accept such proposed lease modification or reject the same whereupon, if Buyer elects to reject such proposed lease modification, the Consent of such lessor, for the purposes of this Agreement, shall be deemed not to have been delivered.

(e) Buyer shall have received (i) a certified copy of the resolutions of the Board of Directors of FSI and the Board of Directors and shareholders of SRRI authorizing the execution and delivery of this Agreement and each of the other Seller Documents and the consummation of the transactions contemplated hereby and thereby, (ii) a certificate of Seller, signed by an authorized officer of FSI and SRRI, respectively, dated the Closing Date, to the effect set forth in paragraph (a) of this Section 7.1, (iii) a certificate of the secretary or assistant secretary of FSI and SRRI, respectively, attesting to the incumbency of each officer of Seller who shall execute this Agreement or any other Seller Documents, (iv) a copy of the certificate of incorporation and by-laws of Seller, certified by an authorized officer of such Seller and, in the case of the certificate of incorporation, by the Secretary of State of the States of New Jersey and Pennsylvania, and (v) an opinion of Howard Snowiss, General Counsel of FSI and counsel to Seller, in form and substance satisfactory to Buyer and its counsel.

(f) Buyer shall have received (i) a bill of sale and assigrunent in respect of the sale to Buyer of the Store Assets, duly executed by Seller (the "Bill of Sale"), transferring good and marketable title to all of the Store Assets free and clear of all Liens, and (ii) instruments of assignment to Buyer of the Contracts and the Licenses included in the Store Assets, duly executed by Seller (the "Assignments"). Simultaneously with such deliveries, Seller shall take all such steps as may be reasonably required to put Buyer in actual possession of the Stores and the Store Assets.

(g)  Buyer shall have received copies of UCC-3
Termination Statements, duly executed by all appropriate parties, and such other evidence as Buyer may reasonably request,


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releasing or showing that all Liens on all Store Assets have been released.

(h) Buyer shall have entered into conditional collective bargaining agreements to take effect on the day following the Closing Date with the unions representing the employees of the Stores on terms satisfactory to the Buyer in its sole discretion.

(i) Buyer shall have received the Sublease Agreement, substantially in the form of Exhibit B, duly executed by Seller and the Assigriment and ASSumption of Lease, substantially in the form of Exhibit C, duly executed by Seller.

7.2.  Conditions Precedent to Obligations of Seller.
The obligation of Seller to consummate the sale under this Agreement is subject to the fulfillment (or waiver by Seller) of each of the following conditions:

(a) The representations and warranties of Buyer contained in this Agreement or in any other Buyer Document shall be true and correct in all respects on and as of the Closing Date, except that representations and warranties made at and as of a specific date shall be deemed made at and as of such date. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b) No action, suit or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Seller, the Buyer, or any of the principals, officers or directors of any of them, seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions.

(c) All consents of governmental authorities, and agencies, and all material permits and filings with and notifications of governmental authorities and agencies necessary on the part of Buyer to the execution and delivery of this Agreement and the consununation of the transactions contemplated hereby, other than routine post-closing notifications or filings, shall have been obtained, made or effected.

(d) Seller shall have received (i) a certified copy of the resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and each of the

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other Buyer Documents and the consummation by Buyer of the
transactions contemplated hereby and thereby, (ii) a certificate of the secretary or assistant secretary of Buyer attesting as to the incumbency of each officer of Buyer who shall execute this Agreement or any other Buyer Agreement and (iii) a certificate of Buyer, signed by an authorized officer of Buyer, dated the Closing Date, to the effect set forth in paragraph (a) of this
Section 7.2.

          (e) Seller shall have received the Purchase Price set forth in Section 1.2(a).

(f) Seller shall have received an Assumption Agreement, substantially in the form of Exhibit A, duly executed by Buyer.

(g) Seller shall have received the Sublease Agreement, substantially in the form of Exhibit B, duly executed by Buyer and the Assig=ent and Assumption of Lease, substantially in the form of Exhibit C, duly executed by Buyer.

ARTICLE VIII
INDEMNIFICATION

8.1. Survival. The representations, warranties, covenants and agreements of the parties hereto contained herein or in any Buyer Document or Seller Document shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall remain in full force and effect, regardless of any investigation made by or on behalf of Buyer or Seller.

8.2. Indemnification by Seller. Seller hereby agrees to defend, indemnify and hold harmless Buyer and its successors, assigns and affiliates from and against:

(a) any and all losses, costs, expenses (including reasonable attorneys, fees), liabilities, deficiencies and damages (collectively, "Losses") arising out of or resulting from
(i) breaches of any representations or warranties hereunder or under any other Seller Document on the part of Seller, and (ii) failures by Seller to perform or otherwise fulfill any agreement or obligation hereunder or under any Seller Document;

(b) any and all Losses (including, without limitation, any and all Losses arising out of or resulting from the ownership or operation of any Store or Store Assets on or before the


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Closing Date) to the extent such Losses are not Liabilities expressly assumed by Buyer under Article II of this Agreement, including, without limitation, any Losses arising from the withdrawal by Seller or any ERISA Affiliate from any Multiemployer Plan, including, without limitation, any withdrawal resulting from the transactions contemplated hereby;

(c) any claims by any persons employed by Seller or any governmental agency relating to severance pay, shutdown benefits, or any other similar obligations under any Law, including, without limitation, under the WARN Act, collective bargaining agreement, employment agreement, contract, benefit plan, policy or practice, relating to the termination of such employees, employment, or constructive termination thereof, arising at any time prior to or within six years after the Closing Date; and

(d) any and all actions, suits, proceedings, claims, demands, assessments and judgments, incident to any of the foregoing or the enforcement of such indemnification.

8.3. Indemnification by Buyer. Buyer hereby agrees to defend, indemnify and hold harmless Seller and its successors, assigns and affiliates from and against:

(a) any and all Losses resulting from (i) breaches of any representations and warranties hereunder or under any other
Buyer Document on the part of Buyer, and (ii) failures by Buyer to perform or otherwise fulfill any agreement or obligation hereunder or under any other Buyer Document;

(b)  if the Closing shall occur, all Losses
constituting Liabilities expressly assumed by Buyer pursuant to
Article II hereof; and

(c) any and all actions, suits, proceedings, claims, demands, assessments and judgments, incident to any of the foregoing or the enforcement of such indemnification.

8.4. Indemnification Procedures. If any Loss shall be asserted against an indemnified party or any of its successors or assigns in respect of which they propose to demand indemnification (an "Indemnified Claim"), such indemnified party shall notify the indemnifying party thereof as promptly as practicable, such notice to be in reasonable detail; provided however that the failure to give such notice shall not affect the obligations of an indemnifying party hereunder except to the extent of actual prejudice. The indemnified party shall not compromise or settle any such Indemnified Claim without the prior


35

NYFS03...:\21\79421\0001\2042\AGR2165P.03E

written consent of the indemnifying party (which consent, in the event that Buyer is the indemnified party, shall not be unreasonably withheld). The indemnifying party (but in no event more than one indemnifying party) shall have the right at its own expense to participate in the defense of any Indemnified Claim.

8.5. Determination of Damages and Related Matters. In calculating any amounts payable by Seller pursuant to Section 8.2 or by Buyer pursuant to Section 8.3, Seller or Buyer, as the case may be, shall receive credit for any insurance recoveries.


ARTICLE IX
TERMINATION
9.1. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing without liability on the part of any party hereto (unless such liability is occasioned by reason of a failure of one of the parties hereto to perform its obligations hereunder or a breach by one of the parties of its representations and warranties):

               (a)  by mutual written consent of Buyer and Seller; or

               (b)  by Buyer pursuant to Section 6.5; or

               (c) by Buyer, on one hand, or Seller, on the other hand, if the other party shall breach its representations, warranties or obligations hereunder or if such representations, warranties or obligations become incapable of fulfillment; or

               (d) by Seller or Buyer, if the Closing shall not have occurred by May 31, 1995; provided that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any party whose breach of representations or warranties or failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

ARTICLE X
MISCELLANEOUS
10.1. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear all expenses incurred by it in connection with negotiation,



36

NYFS03...:\21\79421\0001\2042\AGR2165P.03E

preparation, execution and delivery of this Agreement, the other documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the fees and disbursements of its counsel, financial advisers and accountants; provided, however, that if no Closing takes place hereunder (other than by reason of a breach by Buyer of its representations, warranties or obligations hereunder) Seller agrees to pay all such expenses of Buyer.

10.2. Absence of Brokers. Each party represents and warrants that no finder's fee or broker's commission shall by reason of its actions be payable by any other party in connection with the transactions contemplated hereby.

10.3. Waiver. Any failure of Seller to comply with any of its obligations or agreements herein contained may be waived only in writing by Buyer. Any failure of Buyer to comply with any of its obligations or agreements herein contained may be waived only in writing by Seller.

10.4. Transfer Taxes. Seller shall pay when due (a) all transfer, excise, stamp and documentary Taxes and fees imposed with respect to instruments of conveyance in the transaction contemplated hereby, if any, and (b) all sales, use, excise, real or personal property transfer, gains and other transfer or similar Taxes on the transfer of the Store Assets contemplated hereunder. Buyer shall execute and deliver to Seller at the Closing any certificates or other documents as Seller may reasonably request to perfect any exemption from any such Taxes.

10.5. Bulk Sales Reauirements. The parties hereto waive compliance with any applicable bulk sales law, including, without limitation, the Uniform Corrmercial Code Bulk Transfer Provisions. Seller agrees to pay and discharge in due course, and will indemnify and hold harmless Buyer from and against, any and all claims, demands, liabilities, obligations and losses arising out of or in any way relating to claims made by creditors of Seller.

10.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, effective in the case of mailing, five days after postmarked, return receipt requested:


37



NYFS03...:\21\79421\0001\2042\AGR2165P.03E


    (a)  If to Seller, to:

     Foodarama Supermarkets, Inc.
     922 Highway 33
     Building Six - Suite One
     Freehold, New Jersey 07728
     Attention: Mr. Joseph Saker, President
     Telecopy No.: (908) 294-2322

     (with a copy to)

      Foodarama Supermarkets, Inc.
      922 Highway 33
      Building Six - Suite One
      Freehold, New Jersey 07728
      Attention: Howard Snowiss, Esq., General Counsel
      Telecopy No.: (908) 294-2322

    (b)     If to Buyer, to:

       Wakefern Food Corporation
       600 York Street
       Elizabeth, New Jersey 07207-0506
       Attention: James F. Watson, Esq., General Counsel
       Telecopy No.: (908) 527-3397

           (with a copy to)

       Weil, Gotshal & Manges
       767 Fifth Avenue
       New York, New York 10153
       Attention: Dennis J. Block, Esq.
       Telecopy No.: (212) 310-8007

Such names and addresses may be changed by written notice to each person listed above.

10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New
Jersey without giving effect to the principles of conflict of laws thereunder.

10.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10.9. Headings. The section headings contained in this Agreement are for reference purposes only and shall not


38

WYFS03...:\21\79421\0001\2042\AGR2165P.03E

affect in any way the meaning or interpretation of this Agreement.

10.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.11. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Seller and Buyer with respect to the subject matter hereof and except as otherwise expressly provided herein.

10.12. Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

10.13. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.14. Assignability. This Agreement shall not be assigned by Seller without the prior written consent of Buyer.
Buyer may assign its rights and obligations hereunder to one or more of its affiliates or third parties.






39




NYFS03...:\21\79421\0001\2042\AGR2165P.03E





IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first abcve written.

                               FOODARAMA SUPERMARKETS, INC.


                               BY:
                                 Name: JOSEPH SAKER
                                 Title: PRESIDENT




                                SHOPRITE OF READING, INC.


                                By:
                                  Name: JOSEPH SAKER
                                  Title: PRESIDENT





                                WAKEFERN FOOD CORP.



                                 By:
                                   Name: THOMAS P. INFUSINO
                                   Title: CHAIRMAN OF THE BOARD







                                 40




                AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


THIS AMENDMENT NO. 1 (the "Amendment"), is entered into this 24TH day of May, 1995, among Foodarama
Supermarkets, Inc., a New Jersey corporation ("FSI"), Shop
Rite of Reading, Inc., a Pennsylvania corporation and a wholly owned subsidiary of FSI ("SRRI", and together with FSI, the "Seller"), Wakefern Food Corp., a New Jersey corporation ("Wakefern"), and Gemini Food Markets, L.P., a
Delaware limited partnership ("Gemini,,).

                      W I T N E S S E T H:

WHEREAS, Seller and Wakefern are parties to that certain Asset Purchase Agreement, dated April 20, 1995 (the
"Agreement"), and capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement; and

WHEREAS, as permitted by the Agreement, Wakefern desires to assign all of its rights in and under the Agreement to Gemini and Gemini desires to assume all of Wakefern's obligations in and under the Agreement (the
"Assignment"); and

WHEREAS, after giving effect to the Assignment, pursuant to the Agreement Seller is required (i) to sublet to Gemini, Seller's tenant's estate in the Lease for the
   Allentown Store pursuant to the Sublease Agreement, and (ii) to assign to Gemini, Seller's estate in the Lease for the Bethlehem Store pursuant to the Assignment and Assumption of Lease; and

WHEREAS, the parties hereto desire to make certain amendments to the Agreement and certain of the Exhibits thereto as hereinafter described and to enter into certain additional arrangements to effectuate the transactions contemplated by the Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in donsideration of the premises and of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Wakefern hereby assigns all of its rights in and under the Agreement to Gemini and Gemini hereby assumes



NYFS03...  :\21\79421\0001\2042\AMD4285K.040




all of Wakefern's obligations in and under the Agreement. The parties hereto hereby agree that except as otherwise provided in this agreement, Wakefern shall have no furthur obligations or liabilities with respect to the Agreement and all references in the Agreement to "Buyer" shall be deemed to be references to Gemini. Accordingly, Section 10.6(b) of the Agreement is hereby amended to read as follows:



     "(b) If to Buyer to:

     Gemini Food Markets, L.P.
     10 Wilmont Street
     Morristown, New Jersey 07960
     Attention: Michael J. Larkin
     Telecopy No.: (610) 266-4222



     (with a copy to)

     Lowenstein, Sandler, Kohl, Fisher & Boylan
     65 Livingston Avenue
     Roseland, New Jersey 07068
     Attention: Joseph L. Steinberg
     Telecopy No.: (201) 992-5820



Such names and addresses may be changed by written notice to each person listed above."

2.FSI and Gemini hereby agree that FSI shall not be obligated to sublease its tenant's estate in the Lease for the Allentown Store to Gemini and Gemini shall not be obligated to take such tenant's estate from FSI pursuant to the Agreement and the Sublease Agreement. Accordingly, Exhibit B to the Agreement and all references in the Agreement to the Sublease Agreement are hereby deleted in their entirety and FSI and Gemini shall have no further obligations or liabilities with respect thereto. In lieu thereof, FSI and Wakefern hereby agree that FSI shall sublease its tenant's estate in the Lease for the Allentown Store to Wakefern and Wakefern shall take such tenant's estate from FSI pursuant to the sublease agreement attached hereto as Exhibit I (the "First Allentown Sublease"). The parties hereto hereby agree that the First Allentown Sublease shall be added to the Agreement as
Exhibit I thereto and that the First Allentown Sublease shall be construed in accordance with the Agreement, and the rights and obligations of the parties thereunder shall be subject to all of the terms and conditions of the Agreement. Wakefern represents and warrants to FSI that it is an

    2
operator of ShopRite supermarkets. FSI represents, warrants and covenants to Wakefern and Gemini that FSI's execution and delivery of the First Allentown Sublease and its performance of its obligations thereunder will not conflict with or result in the breach or termination of or constitute a default or require any approval, waiver or consent under the Lease for the Allentown Store. Simultaneously with the execution and delivery hereof, each of FSI and Wakefern shall execute and deliver to one another the First Allentown Sublease.

3.Wakefern and Gemini hereby agree that Wakefern shall sublease its subtenant's estate in the Lease for the Allentown Store to Gemini and Gemini shall take such subtenant's estate from Wakefern pursuant to the sublease agreement attached hereto as
Exhibit II (the "Second Allentown Sublease"). Gemini hereby represents and warrants to FSI that Gemini has been approved by the Board of Directors of Wakefern as a stockholder of Wakefern and an operator of ShopRite supermarkets. FSI represents, warrants and covenants to Wakefern and Gemini (i) that the execution and delivery by Wakefern and Gemini of the Second Allentown Sublease and the performance by them of their respective obligations thereunder will not conflict with or result in the breach or termination of or constitute a default or require any approval, waiver or consent under the Lease for the Allentown Store, and (ii) that prior to the execution and delivery of the Second Allentown Sublease, the First Allentown Sublease shall not be modified or amended and shall be in full force and effect. Immediately following the execution and delivery of the First Allentown Sublease by the parties thereto, Wakefern and Gemini shall execute and deliver to one another the Second Allentown Sublease.

4.FSI and Gemini hereby agree that FSI shall not be obligated to assign its estate in the Lease for the Bethlehem Store to Gemini and Gemini shall not be obligated to take such estate from FSI pursuant to the Agreement and the Assignment and Assumption of Lease. Accordingly, Exhibit C to the Agreement and all references in the Agreement to the Assigmnent and Assumption of Lease are hereby deleted in their entirety and FSI and Gemini shall have no further obligations or liabilities with respect thereto. In lieu thereof, FSI and Wakefern hereby agree that FSI shall assign its estate in the Lease for the Bethlehem Store to Wakefern and Wakefern shall take such estate from FSI pursuant to the assignment and assumption of lease agreement attached hereto as Exhibit III (the "First

NYFS03...  :\21\79421\0001\2042\AMD4285K.040

Bethlehem Assignment"). The parties hereto hereby agree that the First Bethlehem Assignment shall be added to the Agreement as
Exhibit III thereto and that the First Bethlehem Assignment shall be construed in accordance with the Agreement, and the rights and obligations of the parties thereunder shall be subject to all of the terms and conditions of the Agreement. FSI represents, warrants and covenants to Wakefern and Gemini that FSI's execution and delivery of the First Bethlehem Assignment and its performance of its obligations thereunder will not conflict with or result in the breach or termination of or constitute a default or require any approval, waiver or consent under the Lease for the Bethlehem Store. Simultaneously with the execution and delivery hereof, each of FSI and Wakefern shall execute and deliver to one another the First Bethlehem Assignment.

5. Wakefern and Gemini hereby agree that Wakefern shall assign its estate in the Lease for the Bethlehem Store to Gemini and Gemini shall take such estate from Wakefern pursuant to the assignment and assumption of lease agreement attached hereto as
Exhibit IV (the "Second Bethlehem Assignment"). FSI represents, warrants and covenants to Wakefern and Gemini (i) that the execution and delivery by Wakefern and Gemini of the Second Bethlehem Assignment and the performance by them of their respective obligations thereunder will not conflict with or result in the breach or termination of or constitute a default or require any approval, waiver or consent under the Lease for the Bethlehem Store, and (ii) that prior to the execution and delivery of the Second Bethlehem Assignment, the First Bethlehem Assignment shall not be modified or amended and shall be in full force and effect. Immediately following the execution and delivery of the First Bethlehem Assignment by the parties thereto, Wakefern and Gemini shall execute and deliver to one another the Second Bethlehem Assignment.

6. FSI and SRRI jointly and severally represent and warrant to Gemini that as of the date hereof all obligations of and amounts payable by FSI and SRRI under that certain (i) Term Promissory Note, dated September 28, 1992, by SRRI in favor of MetLife Capital Corporation ("MetLifell), (ii) Loan and Security Agreement, dated September 28, 1992, between MetLife and SRRI,
(iii) Supplemental Security Agreement, dated September 28, 1992, between SRRI and MetLife, and (iv) Master Lease Agreement (Lease No. 1330816), dated September 30, 1988, as amended by various Addenda thereto, between GE Capital Corporation



                         4




NYFS03...  :\21\79421\0001\2042\AMD4285K.040

(f/k/a Chrysler Capital Corporation) and FSI (collectively, the "Financing Arrangements"), have been satisfied in full and that the Fixed Assets subject of such Financing Arrangements have been delivered to Gemini free and clear of all Liens. FSI, SRRI and Gemini hereby agree that notwithstanding anything to the contrary in the Agreement, that certain Assumption Agreement of even date herewith, between Seller and Gemini (the "Assumption Agreement"), or any other instrument, document or agreement executed and delivered in connection with the Closing of the transactions contemplated by the Agreement, Gemini shall not assume any liabilities and obligations under the Financing Arrangements and Seller shall remain fully liable therefor.

7. Seller hereby agrees, to the extent it has not obtained as of the Closing Date the consents of any third party required under the Contracts listed on Schedule 4.4 to the Agreement, to use its best efforts for a period of 10 business days from and after the Closing Date (i) to obtain such consents from such third parties and Gemini shall cooperate with Seller in connection therewith, and (ii) to provide Gemini with the benefits of such Contracts. If such consents in a form reasonably satisfactory to Gemini and its counsel are not obtained as of the conclusion of such 10 business day period, then notwithstanding anything to the contrary in the Agreement, the Assumption Agreement or any other instrument, agreement or document executed and delivered in connection with the Closing of the transactions contemplated by the Agreement, Gemini shall have the right to terminate its obligations to assume such Contracts by notice thereof to Seller and Gemini shall thereafter promptly discontinue availing itself of the benefits thereof. Gemini shall promptly reimburse Seller for all payments made by Seller under such Contracts to the extent Gemini has received the benefits thereof, based on the terms of such Contracts and the number of days Gemini received such benefits.

8. Seller hereby represents and warrants to Gemini, that since April 1, 1995, none of the Fixed Assets have been removed from either of the Stores. Seller and Gemini hereby agree that notwithstanding anything to the contrary in the Agreement, Seller shall have the right to delete duplicative listings of Fixed Assets in Schedule 4 to the Agreement by delivery of written notice thereof to Gemini within two weeks of the Closing Date provided such notice is accompanied by proof reasonably satisfactory to Gemini and its counsel that such listings are duplicative.







NYFS03...  :\21\79421\0001\2042\AMD4285K.040

9. (i) Seller and Gemini hereby agree that as of the Closing Date, Gemini shall make contributions to the U.F.C.W. and Participating Food Employers Tri-State Pension Fund (the "Multiemployer Plan"), in accordance with the collective bargaining agreement applicable to the Employees who become employees of Gemini ("Transferred Employees"), for substantially the same number of contribution base units for which Seller had an obligation to contribute with respect to the operations covering such Transferred Employees (the "Operations"). Seller and Gemini acknowledge and agree that Gemini has entered into a Memorandum of Agreement with U.F.C.W. Local 1776 and Local 56, which is intended to amend the collective bargaining agreements applicable to the Transferred Employees. Such Memorandum of Agreement provides, among other things, that subject to the approval of the Multiemployer Plan, Gemini shall not be required to make contributions to the Multiemployer Plan for up to 3 months.
Seller and Gemini hereby agree that if such approval is not granted, Seller shall promptly pay to Gemini the amount of $42,000 to induce Gemini to not withdraw from the Multiemployer Plan.

(ii) During the period commencing on the first day of the first plan year following the Closing Date and ending on the expiration of the fifth such plan year (the "Contribution Period"), Gemini shall provide to the Multiemployer Plan either a bond, letter of credit, or an escrow, in an amount, form and manner meeting the requirements of ERISA section 4204(a)(1)(B). Notwithstanding anything contained in this paragraph 9 to the contrary, Gemini shall not be obligated to provide any bond, letter of credit or escrow required herein in the event and to the extent Gemini obtains from PBGC a proper variance or exemption under ERISA section 4204(c). Seller represents, warrants and covenants to Gemini that the criteria set forth in PBGC Reg. & 2643.13 will be satisfied on the first day of the first plan year following the Closing Date and that Gemini will not be required to post a bond or otherwise comply with Section 4204(a)(i)(B). In the event that Gemini is required to post such a bond, Seller shall promptly reimburse Gemini for any and all costs thereof. Seller agrees to cooperate with Gemini in connection with any application for such a variance or exemption made by Gemini to PBGC. The cost of any bond, letter of credit or escrow provided under this paragraph shall be paid by Gemini.











NYFS03...  :\21\79421\0001\2042\AMD4285K.040

(iii) If Gemini at any time withdraws from the Multiemployer Plan in a complete or partial withdrawal during the Contribution Period, Seller shall be secondarily liable for any withdrawal liability Seller would have had to the Multiemployer Plan with respect to the Operations (but for the provisions of ERISA Section 4202) if the withdrawal liability of Gemini with respect to such Multiemployer Plan is not paid. Gemini shall use its best efforts to provide Seller with reasonable advance notice of any action or event which could result in the imposition of withdrawal liability contemplated hereunder, and in any event Gemini shall immediately furnish Seller with a copy of any notice of withdrawal liability it may receive with respect to the Multiemployer Plan. In the event that any such withdrawal liability shall be assessed against Gemini, Gemini shall use its best efforts to provide Seller with reasonable advance notice of any intention on the part of the Gemini not to make full payment of any withdrawal liability when the same shall become due and payable. The failure of Gemini to provide Seller with any such advance notice shall not adversely affect any of Gemini's rights in this Amendment or under the law. Seller hereby agrees to defend, indemnify and hold Gemini and its successors, assigns and affiliates harmless from and against any and all losses, costs, expenses (including reasonable attorneys' fees), liabilities, deficiencies and damages incurred at any time as a result of being liable for withdrawal liability under the Multiemployer Plan, provided however that this indemnity will not extend to any assessed withdrawal liability in excess of $100,000.

10. Except as expressly amended herein, the Agreement, including the Exhibits and Schedules thereto, shall remain in full force and effect.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

















NYFS03...  :\21\79421\0001\2042\AMD4285K.040

IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year first set forth above.






                                      FOODARAMA SUPERMARKETS, INC.




                                      BY:
                                      Richard J. Saker
                                      Senior Vice President and
                                      Secretary




                                      SHOP RITE OF READING, INC.



                                      By:
                                      Joseph C. Troilo
                                      Senior Vice President and
                                      Assistant Secretary



                                      WAKEFERN FOOD CORP.



                                      By:
                                      Thomas P. Infusino
                                              Chairman of the Board



                                      GEMINI FOOD MARKETS, L.P.
                                      By: GEMINI FOODMARKETS,L.L.C.,
                                        as General Partner


                                      By:
                                      Michael J. Larkin
                                      Member